UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2772 Donald Douglas Loop North Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Revolving Credit Facility

On August 13, 2018, we entered into the First Amendment to Revolving Credit Agreement (the “Amendment”) with Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders party to the Amendment. The Amendment amends that certain Revolving Credit Agreement, dated July 29, 2016 (as amended or supplemented from time to time), by and among us, Morgan Stanley Senior Funding, Inc., as administrative agent, certain lenders, and the issuing banks pursuant to which we may borrow funds for working capital and general corporate-purpose expenditures. The Amendment extends the term of the credit facility by an additional two years to August 13, 2023 with respect to an aggregate of $1.05 billion that we may borrow under the credit facility and adds other limitations to the negative covenants.

The foregoing description is only a summary of the provisions of the Amendment and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Revolving Credit Agreement, by and among Snap Inc., the lenders party thereto, and Morgan Stanley Senior Funding Inc., as administrative agent, dated August 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: August 13, 2018	By:	/s/ Tim Stone
Tim Stone
Chief Financial Officer